UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2015

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2015, the Shareholders of Genuine Parts Company approved the Genuine Parts Company 2015 Incentive Plan. A description of the material terms of the Genuine Parts Company 2015 Incentive Plan was included in Genuine Parts Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 26, 2015. A copy of the Genuine Parts Company 2015 Incentive Plan is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of Genuine Parts Company (the "Company") was held on April 27, 2015. At the Annual Meeting, the Company’s shareholders (1) elected each of the persons listed to serve as a director of the Company with terms to expire at the 2016 Annual Meeting; (2) approved the compensation of the Company's executive officers, including the Company's compensation practices and principles and their implementation; (3) approved the Company's 2015 Incentive Plan; (4) ratified the selection of Ernst & Young LLP as independent auditors of the Company for 2015.

The results of the vote of the Company’s shareholders is filed with this Current Report on Form 8-K as exhibit 99.1.

Item 8.01 Other Events.

On April 27, 2015, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of $.615 cents per share on the Company's common stock. The dividend is payable July 1, 2015 to shareholders of record June 5, 2015.

A copy of the press release announcing the foregoing is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Genuine Parts Company 2015 Incentive Plan
99.1 Results of the vote of the Company’s shareholders
99.2 Press Release dated April 27, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

April 28, 2015	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

10.1	Genuine Parts Company 2015 Incentive Plan
99.1	Results of the vote of the Company's shareholders
99.2	Press Release dated April 27, 2015